Exhibit 99.1

FOR IMMEDIATE RELEASE
	Contact: Irina Nashtatik	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	Interim CFO Ph # (727)-726-0763	Web site: www.nicholasfinancial.com

Nicholas Financial Reports

4th Quarter and Fiscal Year 2020 Results

•	Income (loss) year-over-year before income taxes for the three months ended March 31, 2020 increased by 109.2% compared to prior year fourth quarter
•

Originations year-over-year on new Contracts purchased and bulk portfolio purchases of approximately $19.9 million for the three months ended March 31, 2020 increased by 86.3% compared to prior year fourth quarter

•	Originations year-over-year on Direct Loans for the three months ended March 31, 2020 increased by 150.3% compared to prior year fourth quarter
•	Accounts 60+ days delinquent decreased to 2.9%, excluding Chapter 13 bankruptcy accounts, compared to 3.3% as of the prior year fourth quarter
•	Gross Portfolio Yield for the three months ended March 31, 2020 increased to 27.9% compared to 26.9% during the prior year fourth quarter
•	The Company obtained a loan in the amount of approximately $3.2 million from Fifth Third Bank in connection with the U.S. Small Business Administration’s Paycheck Protection Program

June 4, 2020 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced net income for the three months ended March 31, 2020 of $2.3 million as compared to net loss of $4.7 million for the three months ended March 31, 2019.  Diluted net income per share was $0.29 for the three months ended March 31, 2020 as compared to net loss per share of $0.60 for the three months ended March 31, 2019. Revenue decreased 9.2% to $14.9 million for the three months ended March 31, 2020 as compared to $16.4 million for the three months ended March 31, 2019. The Company reported income before income taxes for the three months ended March 31, 2020 of $0.6 million as compared to a loss before income taxes of $6.0 million for the three months ended March 31, 2019.   The Company recorded an income tax benefit of $1.7 million during the three months ended March 31, 2020 as compared to $1.2 million during the three months ended March 31, 2019.

In response to the global impacts of COVID-19 on U.S. companies and citizens, the government enacted the CARES Act on March 27, 2020. The CARES Act included several tax relief options for companies, which resulted in the following provisions available to the Company.

•

The Company has elected to carryback its 2018 net operating losses of $9.7 million to 2013, thus generating an anticipated refund of $3.4 million and an income tax benefit of $1.3 million. The tax benefit is the result of the federal income tax rate differential between the current statutory rate of 21% and the 35% rate applicable to 2013.

•

The Company plans to carryback its 2019 net operating losses of $2.9 million to 2014, thus generating an anticipated refund of $1.0 million and an income tax benefit of $0.4 million. The tax benefit is the result of the federal income tax rate differential between the current statutory rate of 21% and the 35% rate applicable to 2014.

During the quarter ended March 31, 2020, the Company had significant cash movements of approximately $19.9 million for the bulk portfolio purchases and approximately $7.4 million from the Credit Facility, which increased outstanding debt. The Company did not have any significant capital expenditures.

Net income for the year ended March 31, 2020 was $3.5 million as compared to net loss of $3.6 million for the year ended March 31, 2019.  Diluted net income per share was $0.45 for the year ended March 31, 2020 as compared to net loss per share of $0.46 for the year ended March 31, 2019. Revenue decreased 12.9% to $62.1 million for the year ended March 31, 2020 as compared to $71.3 million for the year ended March 31, 2019. The Company reported income before income taxes for the year ended March 31, 2020 of $2.2 million as compared to loss before income taxes of 4.6 million for the year ended March 31, 2019.   The Company recorded an income tax benefit of $1.2 million for the year ended March 31, 2020 as compared to $0.9 million for the year ended March 31, 2019.

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“We are very pleased to return to profitability in Fiscal Year 2020, after posting negative earnings in each of the previous two years,” commented Doug Marohn, President and CEO of Nicholas Financial.  “Although the uncertainty related to the Covid-19 pandemic and its impact on the economy is a very real factor, we believe the pieces are now in place to build upon those modest profits through market scale, new product offerings and other strategic initiatives.”

“As we navigate through the market conditions facing us today and impacting both our borrowing customers and our retail dealer partners, we are also focused on maintaining the underwriting and servicing discipline that allowed us to be profitable once again,” Marohn continued. “Our four-prong approach to growing our company is more important now than ever.  We are dedicated to growing market share in our existing markets, we are expanding our Direct Loan program wherever we have a branch location, we are committed to expanding our branch network in Idaho, Iowa, Nevada, Utah, Wisconsin, and other locations, and we remain open to portfolio acquisitions as they present themselves.”

On May 27, 2020, the Company obtained a loan in the amount of $3,243,900 from Fifth Third Bank in connection with the U.S. Small Business Administration’s Paycheck Protection Program (the “PPP Loan”). Pursuant to the Paycheck Protection Program, all or a portion of the PPP Loan may be forgiven if the Company uses the proceeds of the PPP Loan for its payroll costs and other expenses in accordance with the requirements of the Paycheck Protection Program. The Company intends to use the proceeds of the PPP Loan for payroll costs and other covered expenses and intends to seek full forgiveness of the PPP Loan as soon as permitted under the Paycheck Protection Program.

“The Company is very fortunate to have the benefit of the Paycheck Protection Program at this critical time,” Doug Marohn added.  “With these additional funds, we are able to bring back 100% of our employees who were furloughed in April, release the hiring freeze implemented in March and ensure all of our existing branch offices will remain open and operational for the foreseeable future.”

If the PPP Loan is not fully forgiven, the Company will remain liable for the full and punctual payment of the outstanding principal balance plus accrued and unpaid interest. The PPP Loan accrues interest at a rate per annum equal to 1.00% and an initial payment of accrued and unpaid interest is due on December 27, 2020. The outstanding principal balance plus accrued and unpaid interest is due on May 27, 2022. The PPP Loan is unsecured. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Promissory Note contains events of default and other provisions customary for a loan of this type.

Cautionary Note regarding Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, including expectations regarding the impact of COVID-19 on the Company’s business, its ability to obtain the expected financial and tax benefits from the CARES Act, and its ability to obtain loan forgiveness under its PPP loan, that involve risks and uncertainties, including risk relating to competition and our ability to increase and maintain yield and profitability at desirable levels, as well as risks relating to  general economic conditions, including in connection with the current COVID-19 pandemic, access to bank financing, our ability to expand the geographical scope of, and otherwise continue growing, our Direct Loan operations, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2019.  When used in this document, the words “anticipate”, “estimate”, “expect”, “will”, “may”, “plan,” “believe”, “intend” and similar expressions are intended to identify forward-looking statements.  Such statements are based on the beliefs of Company management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially from those anticipated, estimated or expect. All forward-looking statements and cautionary statements included in this document are made as of the date hereof based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement or cautionary statement.

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Key Performance Indicators on Contracts Purchased
(Purchases in thousands)
	Number of		Average
Fiscal Year	Contracts	Principal Amount	Amount	Average	Average	Average
/Quarter	Purchased	Purchased#	Financed*^	APR*	Discount%*	Term*
2020	7,647	$76,696	$10,035	23.4%	7.9%	47
4	1,991	19,658	9,873	23.5%	7.9%	46
3	1,753	17,880	10,200	23.3%	7.6%	47
2	2,011	20,104	9,997	23.5%	7.9%	46
1	1,892	19,054	10,071	23.4%	8.3%	47
2019	7,684	$77,499	$10,086	23.5%	8.2%	47
4	2,151	21,233	9,871	23.5%	8.0%	46
3	1,625	16,476	10,139	23.5%	8.1%	47
2	1,761	17,845	10,133	23.5%	8.4%	47
1	2,147	21,945	10,221	23.7%	8.3%	48
2018	9,767	$109,575	$11,219	22.4%	7.4%	54
4	2,814	29,254	10,396	23.3%	7.9%	50
3	2,365	27,378	11,577	21.7%	6.9%	54
2	2,239	25,782	11,515	22.0%	7.3%	55
1	2,349	27,161	11,563	22.3%	7.6%	55

Key Performance Indicators on Direct Loans Originated (Originations in thousands)
	Number of	Principal
Fiscal Year	Loans	Amount	Average Amount	Average	Average
/Quarter	Originated	Originated	Financed*^	APR*	Term*
2020	3,142	12,638	4,017	28.2%	25
4	720	3,104	4,310	28.6%	25
3	1,137	4,490	3,949	28.4%	24
2	739	2,988	4,043	27.4%	25
1	546	2,056	3,765	28.2%	24
2019	1,918	$7,741	$4,036	26.4%	25
4	236	1,240	4,654	27.3%	24
3	738	2,999	4,063	25.9%	25
2	495	1,805	3,646	26.5%	25
1	449	1,697	3,779	25.7%	28
2018	2,036	$7,642	$3,754	25.2%	29
4	380	1,445	3,752	25.0%	29
3	622	2,218	3,566	25.2%	28
2	501	1,953	3,897	25.1%	29
1	533	2,026	3,801	25.4%	30

*Each average included in the tables is calculated as a simple average.

^Average amount financed is calculated as a single loan amount.

#Bulk portfolio purchase excluded for period-over-period comparability.

Nicholas Financial, Inc. is a publicly-traded specialty consumer finance company, operating branch locations in both Southeastern and Midwestern U.S. states. The Company has approximately 7.8 million shares of voting common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended		Twelve months ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenue:
Interest and fee income on finance receivables	$14,896	$16,397	$62,095	$71,300
Expenses:
Operating expenses	8,583	8,934	34,432	33,548
Provision for credit losses	3,919	11,165	16,901	32,836
Interest expense	1,843	2,275	8,515	9,504
Total expenses	14,345	22,374	59,848	75,888
Income (loss) before income taxes	551	(5,977)	2,247	(4,588)
Income tax benefit	(1,744)	(1,232)	(1,219)	(940)
Net income (loss)	$2,295	$(4,745)	$3,466	$(3,648)
Earnings (loss) per share:
Basic	$0.29	$(0.60)	$0.45	$(0.46)
Diluted	$0.29	$(0.60)	$0.45	$(0.46)

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	March 31,	March 31,
	2020	2019
Cash and restricted cash	$24,684	$37,642
Finance receivables, net	199,781	202,042
Operating Lease Right-of-Use Assets	1,864	-
Other assets	11,755	12,736
Total assets	$238,084	$252,420
Credit facility	$124,255	$142,619
Operating Lease Liabilities	1,883	-
Other liabilities	4,367	4,916
Total liabilities	130,505	147,535
Shareholders’ equity	107,579	104,885
Total liabilities and shareholders’ equity	$238,084	$252,420
Book value per share	$13.78	$13.26

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	Three months ended		Twelve months ended
	March 31,		March 31,
	(In thousands)		(In thousands)
Portfolio Summary	2020	2019	2020	2019
Average finance receivables (1)	$213,666	$243,462	$226,541	$270,106
Average indebtedness (2)	$121,733	$114,532	$132,552	$136,386
Interest and fee income on finance receivables	$14,896	$16,397	$62,095	$71,300
Interest expense	1,843	2,275	$8,515	$9,504
Net interest and fee income on finance receivables	$13,053	$14,122	$53,580	$61,796
Portfolio yield (3)	27.89%	26.94%	27.41%	26.40%
Interest expense as a percentage of average finance receivables	3.45%	3.74%	3.76%	3.52%
Provision for credit losses as a percentage of average finance receivables	7.34%	18.34%	7.46%	12.16%
Net portfolio yield (3)	17.10%	4.86%	16.19%	10.72%
Operating expenses as a percentage of average finance receivables	16.07%	14.68%	15.20%	12.42%
Pre-tax yield as a percentage of average finance receivables (4)	1.03%	(9.82)%	0.99%	(1.70)%
Net charge-off percentage (5)	11.29%	23.00%	10.01%	13.39%
Allowance percentage (6)	5.22%	6.97%	4.93%	6.28%

Note: All three-month and twelve-month statement of income performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables represent the average of finance receivables throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Credit Facility.
(3)

Portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables. Net portfolio yield represents (a) interest and fee income on finance receivables minus (b) interest expense minus (c) the provision for credit losses, as a percentage of average finance receivables.

(4)	Pre-tax yield represents net portfolio yield minus operating expenses, as a percentage of average finance receivables.
(5)	Net charge-off percentage represents net charge-offs (charge-offs less recoveries) divided by average finance receivables, outstanding during the period.
(6)	Allowance percentage represents the allowance for credit losses divided by average finance receivables outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”), excluding any Chapter 13 bankruptcy accounts:

(In thousands, except percentages)

Contracts	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
March 31, 2020	$207,247	$14,977	$4,290	$1,893	$19	$21,179
		7.23%	2.07%	0.91%	0.01%	10.22%
March 31, 2019	$220,995	$14,897	$5,155	$2,288	$10	$22,350
		6.74%	2.33%	1.04%	0.00%	10.11%

Direct Loans	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
March 31, 2020	$11,844	$344	$136	$59	$-	$539
		2.90%	1.15%	0.50%	0.00%	4.55%
March 31, 2019	$7,999	$197	$79	$31	$-	$307
		2.46%	0.99%	0.39%	0.00%	3.84%

As of March 2019, the Company changed its charge-off policy from 181 days past due to 121 days past due, which aligned with industry standards and the sub-prime nature of the customers.  In the event of repossession, the charge-off will occur after standard collection practices by the Company, as determined by the residency state of a customer.  Based on these actions, improved servicing, and stricter underwriting policies, management has been able to minimize the increases in the delinquency rates.

The following table presents selected information on Contracts purchased and Direct Loans originated by the Company:

	Contracts#		Direct Loans
	Three months ended		Three months ended
	March 31,		March 31,
	(Purchases in thousands)		(Originations in thousands)
	2020	2019	2020	2019
Purchases/Originations	$19,658	$21,233	$3,104	$1,240
Average APR	23.5%	23.5%	28.6%	27.3%
Average discount	7.9%	8.0%	N/A	N/A
Average term (months)	46	46	25	24
Average amount financed	$9,873	$9,871	$4,310	$4,654
Number of contracts	1,991	2,151	720	236

	Contracts#		Direct Loans
	Twelve months ended		Twelve months ended
	March 31,		March 31,
	(Purchases in thousands)		(Originations in thousands)
	2020	2019	2020	2019
Purchases/Originations	$76,696	$77,499	$12,638	$7,741
Average APR	23.4%	23.5%	28.2%	26.4%
Average discount	7.9%	8.2%	N/A	N/A
Average term (months)	47	47	25	25
Average amount financed	$10,035	$10,086	$4,017	$4,036
Number of contracts	7,647	7,684	3,142	1,918

#Bulk portfolio purchases excluded for period-over-period comparability.

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The following table presents selected information on the entire Contract and Direct Loan portfolios of the Company:

	Contracts		Direct Loans
	As of		As of
	March 31,		March 31,
Portfolio	2020	2019	2020	2019
Average APR	22.6%	22.7%	27.3%	26.0%
Average discount	7.58%	7.47%	N/A	N/A
Average term (months)	52	53	26	27
Number of active contracts	26,894	27,106	3,481	2,489

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